Exhibit 10.9

Xilio Therapeutics, Inc.

NONSTATUTORY STOCK OPTION AGREEMENT

Granted under 2022 Inducement Stock Incentive Plan

Xilio Therapeutics, Inc. (the “Company”) hereby grants the following stock option to the optionee named below pursuant to the Company’s 2022 Inducement Stock Incentive Plan (as amended through the date hereof, the “Plan”). The terms and conditions attached hereto are also a part hereof and incorporated herein by reference.

Notice of Grant

Name of Optionee (the “Participant”):
Grant Date:
Number of shares of Common Stock subject to this stock option (“Shares”):
Option Exercise Price per Share:
Vesting Start Date:
Final Exercise Date:

Vesting Schedule:

For so long as Participant remains an Eligible Participant (as defined in Section 3(b) hereof) on the relevant date, this stock option shall vest as set forth below; provided that, if a Participant is an Eligible Participant on the date of the Participant’s death or disability (as defined in Section 3(d) hereof), all shares subject to this stock option shall immediately become fully vested effective as of the date of such death or disability.

Number of Shares	Vest Date

 This stock option satisfies in full all commitments that the Company has to the Participant with respect to the issuance of stock, stock options or other equity securities. Electronic acceptance of this stock option pursuant to the Company’s instructions to the Participant (including through an online acceptance process) is acceptable.

Xilio Therapeutics, Inc.	Participant:

By:
Name:	Signature of Participant
Title:

Xilio Therapeutics, Inc.

Nonstatutory Stock Option Agreement

Granted under 2022 Inducement Stock Incentive Plan

Incorporated Terms and Conditions

1.	Grant of Option.

This agreement evidences the grant by the Company, on the grant date (the “Grant Date”) set forth in the Notice of Grant that forms part of this agreement (the “Notice of Grant”), to the Participant of an option to purchase, in whole or in part, on the terms provided herein and in the Plan, the number of Shares set forth in the Notice of Grant of common stock, $0.0001 par value per share, of the Company (“Common Stock”), at the exercise price per Share set forth in the Notice of Grant. Unless earlier terminated, this stock option shall expire at 5:00 p.m., Eastern time, on the Final Exercise Date set forth in the Notice of Grant (the “Final Exercise Date”).

The option evidenced by this agreement was granted to the Participant pursuant to the inducement grant exception under Nasdaq Stock Market Rule 5635(c)(4) as an inducement that is material to the Participant’s employment with the Company.

It is intended that the option evidenced by this agreement shall not be an incentive stock option as defined in Section 422 of the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder (the “Code”). Except as otherwise indicated by the context, the term “Participant”, as used in this stock option, shall be deemed to include any person who acquires the right to exercise this stock option validly under its terms.

2.	Vesting Schedule.

This stock option will become exercisable (“vest”) in accordance with the vesting schedule set forth in the Notice of Grant.

The right of exercise shall be cumulative so that to the extent the option is not exercised in any period to the maximum extent permissible it shall continue to be exercisable, in whole or in part, with respect to all Shares for which it is vested until the earlier of the Final Exercise Date or the termination of this stock option under Section 3 hereof or the Plan.

3.	Exercise of Option.

(a)Form of Exercise. Each election to exercise this stock option shall be in writing delivered to the Company at its principal office or in such other form (which may be electronic) as is approved by the Company, and shall specify the number of Shares to be purchased and include payment in full in the manner provided in the Plan. The Participant may purchase less than the number of shares covered hereby, provided that no partial exercise of this stock option may be for any fractional share.

(b)Continuous Relationship with the Company Required. Except as otherwise provided in this Section 3, this stock option may not be exercised unless the Participant, at the time he or she exercises this stock option, is, and has been at all times since the Grant Date, an employee, director or officer of, or consultant or advisor to, the Company or any other entity the employees, officers, directors, consultants, or advisors of which are eligible to receive stock option grants under the Plan (“Eligible Participant”). Notwithstanding anything to the contrary in this agreement, neither the Company nor any subsidiary is obligated, by or as a result of the Plan or this agreement, to continue the Participant in a service relationship with the Company or any subsidiary, and neither the Plan nor this agreement shall interfere in any way with the right of the Company or any subsidiary to terminate the service relationship of the Participant with the Company or any subsidiary at any time.

 (c)Termination of Relationship with the Company. If the Participant ceases to be an Eligible Participant for any reason, then, except as provided in paragraphs (d) and (e) below, the right to exercise this stock option shall terminate three months after such cessation (but in no event after the Final Exercise Date), provided that this stock option shall be exercisable only to the extent that the Participant was entitled to exercise this stock option on the date of such cessation. Notwithstanding the foregoing, if the Participant, prior to the Final Exercise Date, violates the restrictive covenants (including, without limitation, the non-competition, non-solicitation, or confidentiality provisions) of any employment contract, any non-competition, non-solicitation, confidentiality or assignment agreement to which the Participant is a party, or any other agreement between the Participant and the Company, the right to exercise this stock option shall terminate immediately upon such violation.

(d)Exercise Period Upon Death or Disability. If the Participant dies or becomes disabled (within the meaning of Section 22(e)(3) of the Code) prior to the Final Exercise Date while he or she is an Eligible Participant and the Company has not terminated such relationship for “cause” as specified in paragraph (e) below, this stock option shall be exercisable, within the period of one year following the date of death or disability of the Participant, by the Participant (or in the case of death by an authorized transferee), provided that this stock option shall be exercisable only to the extent that this stock option was exercisable by the Participant on the date of his or her death or disability, and further provided that this stock option shall not be exercisable after the Final Exercise Date.

(e)Termination for Cause. If, prior to the Final Exercise Date, the Participant’s employment or other service is terminated by the Company for Cause (as defined in below), the right to exercise this stock option shall terminate immediately upon the effective date of such termination of service. If, prior to the Final Exercise Date, the Participant is given notice by the Company of the termination of his or her employment or other service by the Company for Cause, and the effective date of such termination is subsequent to the date of delivery of such notice, the right to exercise this stock option shall be suspended from the time of the delivery of such notice until the earlier of (i) such time as it is determined or otherwise agreed that the Participant’s service shall not be terminated for Cause as provided in such notice or (ii) the effective date of such termination of service (in which case the right to exercise this stock option shall, pursuant to the preceding sentence, terminate upon the effective date of such termination of employment). If the Participant is subject to an individual employment, consulting or other service agreement with the Company or eligible to participate in a Company severance plan or arrangement, in any case which agreement, plan or arrangement contains a definition of “cause” for termination of service, “Cause” shall have the meaning ascribed to such term in such agreement, plan or arrangement. Otherwise, “Cause” shall mean willful misconduct by the Participant or willful failure by the Participant to perform his or her responsibilities to the Company (including, without limitation, breach by the Participant of any provision of any employment, consulting, advisory, nondisclosure, non-competition or other similar agreement between the Participant and the Company), as determined by the Company, which determination shall be conclusive. The Participant’s employment or other service shall be considered to have been terminated for Cause if the Company determines, within 30 days after the Participant’s resignation, that termination for Cause was warranted.

4.	Withholding.

No Shares will be issued pursuant to the exercise of this stock option unless and until the Participant pays to the Company, or makes provision satisfactory to the Company for payment of, any federal, state or local withholding taxes required by law to be withheld in respect of this stock option.

5.	Transfer Restrictions; Clawback.

(a)This stock option may not be sold, assigned, transferred, pledged, encumbered or otherwise disposed of by the Participant, either voluntarily or by operation of law, except by will or the laws of descent and distribution, and, during the lifetime of the Participant, this stock option shall be exercisable only by the Participant.

(b)In accepting this stock option, the Participant agrees to be bound by any clawback policy that the Company has in place or may adopt in the future.

6.            Data Privacy Consent.

In order to administer the Plan and this agreement and to implement or structure future equity grants, the Company, its subsidiaries and affiliates and certain agents thereof (together, the “Relevant Companies”) may process any and all personal or professional data, including but not limited to social security or other identification number, home address and telephone number, date of birth and other information that is necessary or desirable for the administration of the Plan and/or this agreement (the “Relevant Information”). By entering into this agreement, the Participant (a) authorizes the Company (including Relevant Companies on its behalf) to collect, process, register and transfer to the Relevant Companies all Relevant Information; (b) waives any privacy rights the Participant may have with respect to the Relevant Information; (c) authorizes the Relevant Companies to store and transmit such information in electronic form; and (d) authorizes the transfer of the Relevant Information to any jurisdiction in which the Relevant Companies consider appropriate. The Participant shall have access to, and the right to change, the Relevant Information. Relevant Information will only be used in accordance with applicable law.

7.	Provisions of the Plan.

This stock option is subject to the provisions of the Plan (including the provisions relating to amendments to the Plan), a copy of which is furnished to the Participant with this stock option.